                                                                       Exhibit 1


                                                               Draft


________________________________________________________________________________
________________________________________________________________________________



                                EDO CORPORATION

                           (a New York corporation)

                            4,000,000 Common Shares


                            UNDERWRITING AGREEMENT
                            ----------------------


Dated: October __, 2001

________________________________________________________________________________
________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SCHEDULES
     Schedule A -  List of Underwriters................................  Sch A-1

     Schedule B -  List of Number of Securities to be Sold.............  Sch B-1
     Schedule C -  Pricing Information.................................  Sch C-1
     Schedule D -  List of Subsidiaries................................  Sch D-1
     Schedule E -  List of Persons Subject to Lock-up..................  Sch E-1

EXHIBITS
     Exhibit A  -  Form of Opinion of Company's Counsel................      A-1
     Exhibit B  -  Form of Opinion of Company's Corporate Counsel......      B-1
     Exhibit C  -  Form of Opinion of the Selling Shareholder's
                   Counsel.............................................      C-1
     Exhibit D  -  Form of Lock up Letter..............................      D-1

                                EDO CORPORATION

                           (a New York corporation)

                            4,000,000 Common Shares

                            par value $1 per share

                            UNDERWRITING AGREEMENT
                            ----------------------

                                                                October __, 2001

First Union Securities, Inc.
SG Cowen Securities Corporation
as Representatives of the several Underwriters
c/o First Union Securities, Inc.
One First Union Center, 10/th/ Floor
Charlotte, NC 28289

Ladies and Gentlemen:

     EDO Corporation, a New York corporation (the "Company"), and the EDO
                                                   -------
Corporation Employee Stock Ownership Trust (together with the Plan (as defined in Section 1(b)(ii) hereof), the "ESOP"), as selling shareholder (the "Selling
                                  ----                                 -------
Shareholder"), confirm their respective agreements with First Union Securities,
-----------
Inc. ("First Union") and SG Cowen Securities Corporation ("SG Cowen") and each
       -----------                                         --------
of the other Underwriters named in Schedule A hereto (collectively, the

"Underwriters", which term shall also include any underwriter substituted as
-------------
hereinafter provided in Section 10 hereof), for whom First Union and SG Cowen are acting as representatives (in such capacity, the "Representatives"), with
                                                      ---------------
respect to the issue and sale by the Company and the sale by the Selling Shareholder, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Common Shares, par value $1 per share, of the Company (the "Common Shares") set
                                                            -------------
forth in Schedule A and B hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 600,000 additional Common Shares to cover over-allotments, if any. The aforesaid 4,000,000 Common Shares (the "Initial Securities") to be purchased by the Underwriters and all or any
      ------------------
part of the 600,000 Common Shares subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the
                  -----------------
"Securities".
 ----------

     The Company and the Selling Shareholder understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the

"Commission") a registration statement on Form S-3 (No. 333-69764) and, if
 ----------
applicable, one or more amendments thereto covering the registration of the Securities under the Securities Act of

1933, as amended (the "1933 Act"), including a related preliminary prospectus or
                       --------
prospectuses. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the
            ---------
1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule
               --------------------                                   ----
424(b)") of the 1933 Act Regulations. The information included in such
------
prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information". Each prospectus used before such registration
       ---------------------
statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called, together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, a "preliminary prospectus". Such registration statement, including the exhibits thereto, the schedules thereto, if any, and the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as amended (if applicable) at the time it became effective and including the Rule 430A Information, is herein called the "Registration Statement". Any related registration statement
                   ----------------------
filed by the Company pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement", and after such
                           ----------------------------------
filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the "Prospectus". For purposes of this Agreement, all references
                   ----------
to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system ("EDGAR").
                                -----

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated or deemed to be incorporated by
      --------
reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 1.  Representations and Warranties.
            ------------------------------

     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in

Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in
Section 2(b) hereof, and agrees with each Underwriter, as follows:

            (i)  Compliance with Registration Requirements.  The Company meets
                 -----------------------------------------
     the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

            At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or become effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Selling Shareholder or any Underwriter through First Union expressly for use in the Registration Statement or Prospectus.

            Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (ii) Incorporated Documents.  The documents incorporated or deemed
                 ----------------------
     to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together
                                 --------------------
     with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein.

          (iii)  Independent Accountants.  The accountants who certified the
                 -----------------------
     financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv)   Financial Statements.  The financial statements of the Company
                 --------------------
     included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Company and its consolidated subsidiaries on the basis stated therein at the dates indicated and the results of operations, changes in shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP")
                                                                     ----
     applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The data appearing in the Registration Statement and the Prospectus under the captions "Selected Financial Data" and "Prospectus Summary--Summary Financial and Other Data" present fairly the information shown therein and have been compiled on an accounting basis consistent with that of the audited financial statements of the Company included in the Registration Statement and the Prospectus.

          (v)    No Material Adverse Change in Business.  Since the respective
                 --------------------------------------
     dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have
                                     -----------------------
     been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (vi)   Good Standing of the Company.  The Company has been duly
                 ----------------------------
     incorporated and is validly existing as a corporation in good standing under the laws of the State of New York and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vii)  Good Standing of Subsidiaries.  Each subsidiary of the Company
                 -----------------------------
     has been duly organized and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, limited partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except as provided for pursuant to the Credit Agreement dated as of August 24, 2000, among the Company and AIL Systems, Inc. with European American Bank and Mellon Bank, NA, et. al.; and none of the outstanding shares of capital stock or other similar interests of any such subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary. The only material subsidiaries of the Company are the subsidiaries listed on Schedule D hereto and Schedule D accurately sets forth whether each such subsidiary is a corporation, limited partnership or limited liability company and the jurisdiction of organization of each such subsidiary and, in the case of any subsidiary which is a partnership, its partners. Any subsidiaries of the Company which are "significant subsidiaries" as defined by Rule 1-02 of Regulation S-X are listed on Schedule D hereto under the caption "Material Subsidiaries".
                                                        ---------------------

          (viii)  Capitalization.  The authorized, issued and outstanding
                  --------------
     capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances pursuant to this Agreement, pursuant to employee benefit plans referred to in the Prospectus or pursuant to reservations, agreements or employee benefits plans referred to in the Prospectus or pursuant to the exercise of options or conversion of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company (including the Securities to be sold by the Selling Shareholder to the Underwriters under this Agreement) have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company.

          (ix)  Authorization of Agreement.  This Agreement has been duly
                --------------------------
     authorized, executed and delivered by the Company.

          (x)   Authorization and Description of Securities. The Securities to
                -------------------------------------------
     be issued and sold by the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Shares, the Company's preferred shares, par value $1 per share (the "Preferred Shares"), and the Company's charter and
                              ----------------
     by-laws, conform in all material respects to all of the respective statements relating thereto contained or incorporated by reference in the Prospectus and such statements conform to the rights set forth in the respective instruments and agreements defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; the issuance of the Securities is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company.

          (xi)  Absence of Defaults and Conflicts.  Neither the Company nor any
                ---------------------------------
     of its subsidiaries is in violation of its Organizational Documents (as defined below) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments"), except for such
                             --------------------------
     defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement have been duly authorized by all necessary action, corporate or other, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any Agreements and Instruments (except for such conflicts, breaches or defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Organizational Documents of the Company or any of its subsidiaries nor any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations, except for such violations that would not result in a Material Adverse Effect. As used herein, "Organizational Documents" means, in the case of a corporation, its
              ------------------------
     charter and by-laws; in the case of a limited or general partnership, (a) its partnership certificate, certificate of formation or similar organizational document and (b) its partnership agreement; in the case of a limited liability company, (c) its articles of organization, certificate of formation or similar organizational document and (d) its operating agreement, limited liability company agreement, membership agreement or other similar agreement; in the case of a trust, its trust agreement; and, in the case of any other entity, the organizational documents of such entity; and a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.

          (xii)  Absence of Labor Dispute.  No labor dispute with the employees
                 ------------------------
     of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent which, in any such case, may reasonably be expected to result in a Material Adverse Effect.

          (xiii) Absence of Proceedings.  Except as disclosed in the
                 ----------------------
     Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xiv)  Accuracy of Exhibits.  There are no contracts or documents
                 --------------------
     which are required to be described in the Registration Statement, the Prospectus or the documents incorporated or deemed to be incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (xv) Possession of Intellectual Property. Except as described in the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the
                              ---------------------
     business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (xvi)    Absence of Further Requirements.  (A) No filing with, or
                   -------------------------------
     authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any shareholder of the Company, and (C) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Company of its obligations under this Agreement, for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Prospectus, except such as have been already obtained under the 1933 Act or the 1933 Act Regulations or such as may be required under state securities laws.

          (xvii)   Possession of Licenses and Permits.  The Company and its
                   ----------------------------------
     subsidiaries possess adequate permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the
                                          ---------------------
     appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them (subject to such qualifications as may be set forth in the Prospectus or except where the failure to so possess would not singly or in the aggregate have a Material Adverse Effect); the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.


          (xviii)  Government Contracts; Absence of Violations. The company and
                   -------------------------------------------
     its subsidiaries are not in (i) violation of, nor, since January 1, 1996, have been in violation of any applicable law, ordinance, administrative or governmental rule or regulation of any governmental entity, relating to any provision regarding kickbacks, procurement integrity, contingent fees, gratuities to U.S. or foreign government officials, customs, export control, foreign corrupt practices and protection of classified information, or (ii) violation of any applicable law, ordinance, administrative or government rule or regulation of any government entity, including, but not limited to equal opportunity, treatment of veterans, payments to employees, cost accounting practices and standards, and protection of classified information, except where such violation would not result in a Material Adverse Effect. Since January 1, 1996, no contracts have been terminated for default or cause by the U.S. or any foreign government, and the Company has not been suspended or debarred from the performance of government contracts, nor has it been proposed for suspension or debarment. Since January 1, 1996, the Company or any of its subsidiaries are not aware of any investigations of the Company or its subsidiaries, conducted by a government agency, the Inspector General of the United States, the Federal Bureau of Investigation, or other governmental investigative entity, to examine allegations of fraud or any impropriety in the performance of government contracts.


          (xix)  Title to Property.  The Company and its subsidiaries have good
                 -----------------
     and marketable title in fee simple to all real property owned by any of them and good title to all other properties owned by any of them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; all real property, buildings and other improvements, and equipment and other property held under lease or sublease by the Company or any of its subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with such exceptions as are not material and do not interfere with the use made or proposed to be made of such real and personal property by the Company and its subsidiaries, and all such leases and subleases are in full force and effect; and neither the Company nor any of its subsidiaries has any written notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims which, if successfully asserted against the Company or any of its subsidiaries, would not singly or in the aggregate have a Material Adverse Effect.

          (xx)   Investment Company Act.  The Company is not, and upon the
                 ----------------------
     issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").
                                   --------

          (xxi)  Environmental Laws.  Except as described in the Prospectus and
                 ------------------
     except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the
                                        -------------------
     manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous

     Materials (collectively, "Environmental Laws"), (B) the Company and its
                               ------------------
     subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xxii)   Absence of Registration Rights.  Except as described in the
                   ------------------------------
     Prospectus, other than the Selling Shareholder, there are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Company under the 1933 Act.

          (xxiii)  Parties to Lock-Up Agreements. Schedule E hereto contains a
                   -----------------------------
     true, complete and correct list of all directors and executive officers of the Company, each of whom has executed and delivered to the Representatives a lock-up agreement in the form of Exhibit D hereto.

          (xxiv)   Information Provided by the Company for NASD Purposes. All of
                   -----------------------------------------------------
     the information provided by the Company to the Underwriters or to counsel for the Underwriters in connection with letters, filings or other supplemental information provided to NASD Regulation Inc. pursuant to NASD Conduct Rule 2710 or 2720 is true, complete and correct; and there is a "bona fide independent market", as defined in Section 2720(a)(3) of the NASD Conduct Rules, for the Common Shares.

          (xxv)    New York Stock Exchange.  The outstanding Common Shares
                   -----------------------
     (including the Securities to be sold by the Selling Shareholder to the Underwriters under this Agreement) are duly listed on the New York Stock Exchange and the Securities being sold hereunder by the Company have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange.

          (xxvi)   Stock Certificates.  The Securities to be sold by the Selling
                   ------------------
     Shareholder to the Underwriters pursuant to this Agreement are not, and, upon delivery to the Underwriters, will not be, subject to any stop transfer instructions or similar restrictions on transfer and the certificates evidencing such securities do not and, upon delivery to the Underwriters, will not bear any restrictive legends.

          (xxvii)  No Right of First Refusal.  Neither the Company nor any of
                   -------------------------
     its subsidiaries has any preemptive right, right of first refusal or other similar right to purchase any of the Securities to be sold by the Selling Shareholder to the Underwriters pursuant to this Agreement.

     (b) Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to, and agrees with each Underwriter as of the date hereof, as of the Closing Time and as each Date of Delivery (if any), and agrees with each Underwriter, as follows:

            (i)    ESOP and Trust.  The ESOP is an employee stock ownership plan
                   --------------
     within the meaning of Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the "Code"); the trust forming a part of the ESOP has
                            ----
     been duly constituted in accordance with valid and binding trust agreements and instruments ( the "Trust Instruments") and is validly existing.
                            -----------------

            (ii)   No Violation.  The ESOP is not in material violation of the
                   ------------
     Trust Instruments or any other document governing the terms, organization or administration of the the trust forming a part of the ESOP.

            (iii)  Due Authorization; Non-Contravention.  The execution,
                   ------------------------------------
     delivery and performance of this Agreement (including the Pricing Agreement) and Custody Agreement referred to below, and the consummation of the transactions contemplated herein and therein (including, without limitation, the sale of the Securities to be sold by the Selling Shareholder hereunder), have been duly authorized by all necessary action on the part of the Selling Shareholder, and such action will not result in any material violation of, or give rise to any material liability under, Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or result in any material violation
       -----
     of the provisions of the ESOP.

            (iv)   Accurate Disclosure.  The Selling Shareholder has reviewed
                   -------------------
     and will review, and is and will be familiar with, the Registration Statement as originally filed with the Commission and all amendments thereto, if any, and with each preliminary prospectus and the Prospectus and any amendments or supplements thereto; and, at the respective times the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto became or becomes effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the information relating to the Selling Shareholder (including the information with respect to the Selling Shareholder's Securities and any other Common Shares or other securities of the Company which are owned or held by the Selling Shareholder) that is set forth in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) did not and will not contain any untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make such information not misleading; all written information furnished or confirmed by or on behalf of the Selling Shareholder for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) is and will be true, complete and correct; and the Selling Shareholder is not prompted to sell the Securities to be sold by the Selling Shareholder under this Agreement by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectus.

          (v)    Due Execution of Custody Agreement.  The Selling Shareholder
                 ----------------------------------
     has duly authorized, executed and delivered a Letter of Transmittal and Custody Agreement (the "Custody Agreement") with the American Stock
                             -----------------
     Transfer and Trust Company, as custodian (the "Custodian"); the Custody
                                                    ---------
     Agreement constitutes a valid and binding obligation of the Selling Shareholder, enforceable in accordance with its terms; HSBC Bank USA, as trustee of the EDO Employee Stock Ownership Plan (the "Trustee"), is
                                                            -------
     authorized to execute and deliver this Agreement and the certificate referred to in Section 5(j) hereof on behalf of the Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholder for the Securities to be sold by the Selling Shareholder under this Agreement, to authorize the delivery to the Underwriters of the Securities to be sold by the Selling Shareholder under this Agreement and to accept payment therefor, to duly endorse (in blank or otherwise) the certificate or certificates representing the Securities or a stock power or powers with respect thereto and otherwise to act on behalf of the Selling Shareholder in connection with this Agreement and the transactions contemplated hereby.

          (vi)   Power and Authority.  The Selling Shareholder has full right,
                 -------------------
     power and authority to execute, deliver and perform its obligations under this Agreement and the Custody Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Shareholder under this Agreement.

          (vii)  Good and Valid Title.  The Selling Shareholder has and, at
                 --------------------
     the Closing Time, will have good and valid title to the Securities to be sold by the Selling Shareholder under this Agreement, free and clear of any security interest, mortgage, pledge, lien, encumbrance, charge, claim or equity of any kind, other than pursuant to this Agreement and the Trust Instruments; the Selling Shareholder is and, at the Closing Time, will be the legal and record owner and will be acting in a fiduciary capacity with respect to the beneficial owners of such Securities; upon delivery of such Securities to the Underwriters against payment of the consideration set forth in this Agreement, assuming that none of the Underwriters has notice of an "adverse claim" (within the meaning of Section 8-105 of the Uniform Commercial Code of the State of New York (the "UCC")) with respect to such
                                                    ---
     Securities, each of the Underwriters will receive good and valid title to the Securities purchased by it from the Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, encumbrance, charge, claim or equity of any kind, will be a "protected purchaser" (within the meaning of UCC Section 8-303) of such Securities and will have acquired a "securities entitlement" (within the meaning of UCC Section 8-102(a)(17)) to such Securities, free and clear of any adverse claim.

          (viii) Absence of Manipulation.  The Selling Shareholder has not
                 -----------------------
     taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (ix)  Absence of Further Requirements.  No filing with, or
                -------------------------------
     authorization, approval, consent, vote, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, or any creditor of the Selling Shareholder or, if applicable, any of its subsidiaries, or any stockholder, partner, member or securityholder of or holder of an equity interest in the Selling Shareholder or, if applicable, any of its subsidiaries, is necessary or required for the execution or delivery by the Selling Shareholder of, or the performance by the Selling Shareholder of its obligations under, this Agreement or the Custody Agreement for the sale and delivery by the Selling Shareholder of the Securities to be sold by it under this Agreement or for the consummation by the Selling Shareholder of the other transactions contemplated by this Agreement or the Custody Agreement, except such as may be required under the 1933 Act or the 1933 Act Regulations or the 1934 Act or the 1934 Act Regulations or state securities laws.

          (x)   Restriction on Sale of Securities.  The Selling Shareholder will
                ---------------------------------
     not, without the prior written consent of First Union, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Shareholder or person or entity controlled by or acting on behalf of the Selling Shareholder or any person in privity with the Selling Shareholder or any person or entity controlled by or acting on behalf of the Selling Shareholder), directly or indirectly, including the filing (or participation in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period beginning on and including the date of this Agreement through and including the date which is 90 days after the date of this Agreement; provided, however, that nothing contained herein shall prohibit (i) the sale by the Selling Shareholder of its Securities to the Underwriters pursuant to this Agreement, (ii) the transfer of Common Shares allocated to the Company's executive officers in their ESOP accounts, (iii) Common shares to be transferred in the process of being distributed to ESOP participants, (iv) Common Shares to be transferred by the Selling Shareholder in the ordinary course of business to satisfy future requests for distributions by diversifications by retiring or retired participants, and (v) otherwise as required by ERISA or the Code.

          (xi)  Certificates Suitable for Transfer.  Certificates for all of
                ----------------------------------
     the Securities to be sold by the Selling Shareholder pursuant to this Agreement, in form suitable for transfer by delivery and accompanied by duly executed stock powers endorsed in blank by the

     Selling Shareholder with signatures guaranteed, have been placed in custody with the Custodian for the purpose of effecting delivery hereunder and thereunder.

          (xii)    Absence of Rights of First Refusal.  The Selling Shareholder
                   ----------------------------------
     has not granted with respect to the Securities to be sold by the Selling Shareholder under this Agreement, and, to the best of its knowledge, the Securities to be sold by the Selling Shareholder under this Agreement are not subject to, any option, warrant, put, call, right of first refusal or other right to acquire or purchase any such Securities other than pursuant to this Agreement, except as may be required under Section 409(h) of the Code.

          (xiii)   Absence of Preemptive Rights.  The Selling Shareholder has
                   ----------------------------
     not granted and, to the best of its knowledge, has no preemptive right, right of first refusal or other similar right to purchase any of the Securities that are to be sold by the Company pursuant to this Agreement; and, except for employee stock options, if any, or Common Shares owned by the Selling Shareholder and accurately described in the Prospectus, the Selling Shareholder does not own or hold any Common Shares or any securities convertible into or exchangeable or exercisable for or repayable with Common Shares, and does not have any right or arrangement to acquire any capital stock, rights, warrants, options or other securities of the Company.

     (c) Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representatives or counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholder and delivered to the Representatives or counsel for the Underwriters shall be deemed a representation and warranty by the Selling Shareholder to each Underwriter as to the matters covered thereby.

SECTION 2.  Sale and Delivery to Underwriters; Closing.
            ------------------------------------------

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each of the Company and the Selling Shareholder, severally and not jointly, agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or the Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional

600,000 Common Shares at the price per share set forth in Schedule C. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of
                                                               -------
Delivery") shall be determined by the Representatives, but shall not be later
--------
than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Sidley Austin Brown & Wood llp, 875 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").
                     ------------

     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

     Payment shall be made to the Selling Shareholder by wire transfer of immediately available funds to a single bank account at the Custodian, which account shall be designated by the Custodian, and payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, in each case against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. First Union, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3.  Covenants of the Company.  The Company covenants with each
            ------------------------
  Underwriter as follows:

          (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representatives promptly (i) when the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

          (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, after prompt notifice has been given to the Underwriters, the Company will promptly prepare and file with the Commission, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

          (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities offered by the Company in the manner specified in the Prospectus under "Use of Proceeds".

          (i) Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on the New York Stock Exchange and will file with the New York Stock Exchange all documents and notices required by the New York Stock Exchange of companies that have securities that are traded on the New York Stock Exchange.

          (j) Restriction on Sale of Securities. The Company will not, without the prior written consent of First Union, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of the Common Shares or other capital stock or any securities convertible into, or exercisable or exchangeable for, the Common Shares or other capital stock, or publicly announce an intention to effect any such transaction, for a period beginning on and including the date of this Agreement through and including the date which is 90 days after the date of this Agreement; provided, however, that (A) the Company may issue and sell
                     --------  -------
     Securities pursuant to this Agreement, (B) the Company may issue and sell Common Shares and options to purchase Common Shares pursuant to any employee stock purchase plan or stock option plan as in effect on the date of this Agreement, (C) the Company may issue Common Shares upon the exercise of stock options outstanding on the date of this Agreement or issued after the date of this Agreement pursuant to any such stock option plan as in effect on the date of this Agreement and any amendments thereto and (D) the Company may file with the Commission a registration statement on Form S-8, and any amendments thereto, in respect of the shares referred to in clauses (C) and (D) of this sentence, and (E) the Company may issue securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case, outstanding on the date hereof.

          (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          (l) Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will prepare the Prospectus containing the Rule 430A Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b) of the 1933 Act Regulations, copies of the Prospectus.

SECTION 4.  Payment of Expenses.
            --------------------

     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations and the obligations of the Selling Shareholder under this Agreement (except for expenses payable by the Selling Shareholder pursuant to Section 4(b) hereof), including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the word processing, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company and the Selling Shareholder, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto,
(vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplements thereto, (viii) the fees and expenses of the Custodian and the transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the
                               ----
Securities, (x) the fees and expenses incurred in connection with listing of the Securities for quotation on the New York Stock Exchange, and (xi) the copying of closing documents.

     (b) Expenses of the Selling Shareholder. The Selling Shareholder will pay the underwriting discounts and commissions set forth on Schedule C hereto with respect to the Securities sold by it to the Underwriters pursuant to this Agreement.

     (c) Allocation of Expenses. Anything herein to the contrary notwithstanding, the provisions of this Section 4 shall not affect any agreement that the Company and the Selling Shareholder have made or may make for the allocation or sharing of such expenses and costs.

     (d) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, reasonably incurred by them in connection with the offering of the Securities.

       SECTION 5.  Conditions of Underwriters' Obligations.  The obligations of
                   ---------------------------------------
the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholder contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or of or on behalf of the Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholder of their respective covenants and other obligations hereunder, in each case, in all material respects, and to the following further conditions:

          (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time (or the applicable Date of Delivery, as the case may be) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with, subject to the reasonable comments of counsel to the Underwriters. The Prospectus containing the Rule 430A Information shall have been filed or transmitted for filing with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations within the time period prescribed by such Rule, and prior to Closing Time the Company shall have provided evidence satisfactory to the Representatives of such timely filing or transmittal.

          (b) Opinion of Counsel for the Company. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of (i) Dechert, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request; and
     (ii) Esanu Katsky Korins & Siger, LLP, corporate counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

          (c) Opinion of Counsel for the Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin Brown & Wood llp, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance reasonably satisfactory to First Union.

          (d) Opinion of Counsel for the ESOP. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of McDermott, Will & Emery, counsel for the ESOP, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit C hereto.

          (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

          (f) Certificate of the Selling Shareholder. At Closing Time, the Representatives shall have received a certificate of the Trustee on behalf of the Selling Shareholder, dated as of Closing Time, to the effect that
     (i) the representations and warranties of the Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Time,
     (ii) the Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time, and (iii) the Selling Shareholder has reviewed and is familiar with the Prospectus and any amendments or supplements thereto and the information relating to the Selling Shareholder (including the information with respect to the Selling Shareholder's Securities and any other Common Shares or other securities of the Company which are owned or held by the Selling Shareholder) that is set forth in the Prospectus (or any amendment or supplement thereto) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such information not misleading.

          (g) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from each of Ernst & Young LLP and KPMG LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement and the Prospectus.

          (h) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from each of Ernst & Young LLP and KPMG LLP a letter, dated as of Closing Time and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

          (i) Approval of Listing. At Closing Time and each Date of Delivery, if any, the Securities to be purchased by the Underwriters at such time shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

          (j) Lock-up Agreements. Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by each of the persons listed in Schedule E hereto.

          (k) No Objection. Prior to the date of this Agreement, the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (l)   Tax Forms.   Prior to the Closing Time, the Representatives
     shall have received a properly completed and executed United States Treasury Department Form W-9 or W-8 (or other applicable form) from the Selling Shareholder.

          (m) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholder contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company or by or on behalf of the Selling Shareholder hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

          (i)   Officers' Certificate.  A certificate, dated such Date of
                ---------------------
     Delivery, of the Chief Executive Officer of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

          (ii)  Opinion of Counsel for the Company.  The favorable opinion of
                ----------------------------------
     Dechert, counsel for the Company, and Esanu Katsky Korins & Siger, LLP, corporate counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery (and, if applicable, accompanied by other opinions of local counsel dated such Date of Delivery), relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the respective opinions required by Section 5(b) hereof.

          (iii)  Opinion of Counsel for the Underwriters.  The favorable
                 ---------------------------------------
     opinion of Sidley Austin Brown & Wood llp, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

          (iv)   Bring-down Comfort Letter.  A letter from each of Ernst & Young
                 -------------------------
     LLP and KPMG LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to
     Section 5(h) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

          (n) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company and the Selling Shareholder in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

          (o)    Termination of Agreement.  If any condition specified in this
     Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Shareholder at any time at or prior to Closing Time or by notice to the Company at or prior to such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.  Indemnification.
            ---------------

     (a) Indemnification by Company. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule

     430A Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;


provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder or by any Underwriter through First Union expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that
                                                         --------  -------
this indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto, but excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented, if applicable) would have corrected the defect giving rise to such loss, liability, claim, damage or expense, except that this proviso shall not be applicable if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectus.


     (b) Indemnification by the Selling Shareholder. The Selling Shareholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act,
against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only resulting from any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any omission or alleged omission therefrom of a material fact required to be stated therein necessary in order to make the statements therein not misleading, or any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission therefrom of a material fact required to be stated therein necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and only to the extent that such indemnity would not constitute a non-exempt prohibited transaction within the meaning of Sections 406 and 408 of ERISA; provided however, that this
                                                     ----------------
indemnity agreement shall only apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that this indemnity agreement with respect to any
-----------------
preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto, but excluding documents incorporated or deemed to be incorporated by reference therein) was not sent or given by or on behalf of such Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such Securities to such person and if the Prospectus (as so amended or supplemented, if applicable) would have corrected the defect giving rise to such loss, liability, claim, damage or expense, except that this proviso shall not be applicable if such defect shall have been corrected in a document which is incorporated or deemed to be incorporated by reference in the Prospectus. Notwithstanding the foregoing, the aggregate liability of the Selling Shareholder pursuant to the provisions of this section and Section 7 shall be limited to an amount equal to the aggregate purchase price received by the Selling Shareholder from the sale of the Securities by the Selling Shareholder hereunder.


     (c) Indemnification by Underwriters. Each Underwriter will severally indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Selling Shareholder, its participants, the Trustee and each person, if any, who controls the Selling Shareholder within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through First Union expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (d) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder, except to the extent it is prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. After receiving notice and upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (e) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (f) Other Agreements with Respect to Indemnification. The provisions of this Section 6 shall not affect any agreements among the Company and the Selling Shareholder with respect to indemnification of each other.

       SECTION 7.  Contribution.  If the indemnification provided for in Section
                   ------------
6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The relative benefits received by the Company on the one hand and the Selling Shareholder on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholder, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

     The relative fault of the Company on the one hand and the Selling Shareholder on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission; and (ii) the Selling Shareholder shall not be required to contribute any amount over an amount equal to the aggregate purchase price received by the Selling Shareholder from the sale of the Securities by the Selling Shareholder hereunder.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

     The provisions of this Section 7 shall not affect any agreements among the Company and the Selling Shareholder with respect to contribution between themselves.

     SECTION 8.  Representations, Warranties and Agreements to Survive
                 -----------------------------------------------------
Delivery.  All representations, warranties and agreements contained in this
--------
Agreement or in certificates of officers of the Company or any of its subsidiaries or by or on behalf of the Selling Shareholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or by or on behalf of the Selling Shareholder, and shall survive delivery of the Securities to the Underwriters.

     SECTION 9.  Termination of Agreement.
                 --------------------------

     (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholder, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the Nasdaq Stock Market's National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such market or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if systems for clearing securities are materially disrupted, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect. If this Agreement is terminated pursuant to Section 10 or if for any reason the purchase of the Securities is not consummated, the Company and the Selling Shareholder shall remain responsible for the expenses to be paid or reimbursed by each of them pursuant to Section 4, and the respective obligations of the Company, the Selling Shareholder and the Underwriters pursuant to Section 6 shall remain in effect and if any Securities have been purchased hereunder, the representations and warranties in Section 1 and all obligations under
Section 3 shall also remain in effect.

     SECTION 10.  Default by One or More of the Underwriters.  If one or more
                  ------------------------------------------
of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the obligation, by the Closing Time or Date of Delivery, as the case may be, for defaults under subsection (a) below, and shall have the right, within 36 hours thereafter for defaults under subsection (b) below, to make arrangements reasonably satisfactory to the Company for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such applicable period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter, except as provided in Section 9(b) (provided that if such default occurs with regard to the Option Securities after the Closing Time, this Agreement will not terminte as to the Initial Securities or any Option Securities purchased prior to such termination).

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person
                                        -----------
substituted for an Underwriter under this Section 10.

     SECTION 11. Default by the Selling Shareholder.   If the Selling
                 ----------------------------------
Shareholder shall fail at Closing Time to sell and deliver the number of Securities which the Selling Shareholder is obligated to sell hereunder, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the Securities which the Company has agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve the Selling Shareholder so defaulting from liability, if any, in respect of such default.

     In the event of a default by the Selling Shareholder as referred to in this
Section 11, each of the Representatives, the Company and the Trustee shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

     SECTION 12. Notices.  All notices and other communications hereunder
                 -------
shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at c/o First Union Securities, Inc., 7 St. Paul Street, First Floor, Baltimore, MD 21202, attention of Brit Stephens; and notices to the Company shall be directed to it at 60 East 42/nd/ Street, Suite 5010, New York, New York 10165, attention of William J. Frost; notice to the Selling Shareholder shall be directed to it in care of Steven J. Hartman, Jr., HSBC Bank USA, 425 Fifth Avenue, 17/th/ Floor, New York, New York 10018-2706.

     SECTION 13. Parties.  This Agreement shall each inure to the benefit of
                 -------
and be binding upon the Underwriters the Company and the Selling Shareholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives and the Selling Shareholder and its respective successors and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives and the Selling Shareholder and its respective successors and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14. GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY
                 ----------------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 15. Effect of Headings.  The Article and Section headings herein
                 ------------------
and the Table of Contents are for convenience only and shall not affect the construction hereof.

                            [Signature Page Follows]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholder in accordance with its terms.

                              Very truly yours,

                              EDO CORPORATION

                              By _______________________________
                                 Name:
                                 Title:

                              EDO CORPORATION EMPLOYEE STOCK OWNERSHIP TRUST by: HSBC Bank USA, as Trustee

                              By _______________________________
                                 Name:


CONFIRMED AND ACCEPTED,

     as of the date first above written:

FIRST UNION SECURITIES, INC.
SG COWEN SECURITIES CORPORATION

     By: FIRST UNION SECURITIES, INC.

By __________________________________

         Authorized Signatory

For themselves and as Representatives of the Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                                      Number of Initial
                        Name of Underwriting                             Securities
                        --------------------                    ------------------------------
First Union Securities, Inc. ..............................      _____________________________

SG Cowen Securities Corporation............................      _____________________________

       Total...............................................      _____________________________

                                    Sch A-1

                                  SCHEDULE B

                                                                      Number of Initial
                                                                    Securities to be Sold
                                                                 -----------------------------
Company....................................................      _____________________________

Selling Shareholder........................................      _____________________________

                                    Sch B-1

                                  SCHEDULE C

                                EDO Corporation

                            4,000,000 Common Shares

                           (par value $1 per share)

     1. The initial public offering price per share for the Securities shall be $!.

     2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $!, being an amount equal to the initial public offering price set forth above less $! per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.


                                    Sch C-1

                                  SCHEDULE D

                     Material Subsidiaries of the Company

                Name                   Jurisdiction of Organization          Type of Entity
                ----                   ----------------------------          --------------
AIL Technologies, Inc.                           Delaware                     Corporation
AIL Systems, Inc.                                Delaware                     Corporation

                                    Sch D-1

                                  SCHEDULE E

                      List of Persons Subject to Lock-up

                                Robert E. Allen

                                 Robert Alvine

                                Jon A. Anderson

                                 Neil Armstrong

                                Mellon C. Baird

                                 George M. Ball

                               Patricia Comiskey

                                 George P. Fox

                                William J. Frost

                               Robert M. Hanisee

                               Michael J. Hegarty

                                   Milo Hyde

                                Harvey Kreisberg

                                Ronald L. Leach

                                   Frank Otto

                                Darrell L. Reed

                                 James M. Smith

                                George A. Strutz

                                    Sch E-1

                                                                       Exhibit D

                          [Form of Lock-Up Agreement]

                                EDO Corporation

                        Public Offering of Common Shares

                                                                October __, 2001

First Union Securities, Inc.
As Representative of the several Underwriters
One First Union Center, 10/th/ Floor
Charlotte, NC 28288

Ladies and Gentlemen:

     This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between EDO Corporation, a New York corporation (the "Company"), and you, as representative or one of the representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Shares, $1 par value (the "Common Shares"), of the Company.

     In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of First Union Securities, Inc. ("First Union"), offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period beginning on and including the date of the Underwriting Agreement through and including the date which is 90 days after the date of the Underwriting Agreement; provided, however, that nothing contained
                                    --------  -------
herein shall prohibit the sale of any Common Shares to the Underwriters pursuant to the Underwriting Agreement or the exercise of stock options by the undersigned under the Company's stock option plans for employees or directors or other purchases by the undersigned of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock under the Company's stock purchase plan for employees or directors, in each case as such plan is in effect on the date of the Underwriting Agreement, or any transfer to the Company of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock in payment of all or any portion of the exercise price of any such stock options exercised by the undersigned under such stock option plans or the purchase price of any such shares of such capital stock or other such securities purchased by the undersigned under such stock purchase plan, in each case as such plan is in effect on the date of the Underwriting Agreement, and provided, further, however, that the undersigned may
                            --------  -------  -------
donate or transfer any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock to the undersigned's immediate family, to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned's immediate family, or to charitable or educational organizations without the prior written consent of First Union Securities, Inc. if (i) such donation is a bona fide gift, (ii) the undersigned provides written notice of such gift to First Union Securities, Inc., and (iii) the donee or transferee agrees to be bound by the terms hereby and executes and delivers to First Union, prior to or contemporaneously with such gift, a letter agreement, in form and substance reasonably satisfactory to First Union Securities, Inc., in substantially the form of this letter agreement. For purposes of this paragraph, "immediate family" shall mean a spouse, lineal descendent, father, mother, brother or sister of the transferor.]

     If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                     [signature page immediately follows]

     In witness whereof, the undersigned has executed and delivered this letter agreement as of the day and year set forth above.

                                    Yours very truly,


                                    ___________________________________________

                                    Print Name: